ADDENDUM NO. 2

This Addendum No. 2, effective upon ratification by the Board of Directors, by and between Universal Insurance Holdings, Incorporated (hereinafter the “Company”), and James M. Lynch (“Executive”), modifies and amends the existing employment agreement between the Company and the Executive, dated as of October 11, 2006 (“Agreement”), and amends provisions of the Agreement only in respect of the matters set forth herein, and otherwise the Agreement remains in full force and effect as if this Addendum No. 2 had not been executed:

I.     Article 1 of the Agreement is hereby amended to read in its entirety as follows:

“Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein. The term of Executive’s employment under this Agreement shall commence as of October 11, 2006 and shall end on December 31, 2011, unless sooner terminated in accordance with the provisions of Section 6 hereof (the “Term”). The parties acknowledge that the Company’s offices and headquarters are currently located in Fort Lauderdale, Florida.”

IN WITNESS WHEREOF, this Addendum No. 2 has been signed and executed as on this 9th day of September, 2009.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Bradley I. Meier	Date: September 9, 2009
Name: Bradley I. Meier

/s/ James M. Lynch
JAMES M. LYNCH – Executive